UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 6, 2011

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

Florida	001-15046	88-0404114
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Huangcheng Road (N), Longkou, Shandong Province, PRC

(Address Of Principal Executive Offices) (Zip Code)

(86 535) 8951-567

(Registrant’s Telephone Number, Including Area Code)

_____________________________________
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

On May 6, 2011, following the receipt of inquiries from various institutions with respect to the upcoming annual meeting of shareholders of New Dragon Asia Corp. (the “Company”), the Company clarified that, based on the advice of its local counsel in its state of incorporation, in the event that it fails to receive the requisite shareholder approval to amend its Articles of Incorporation to increase the number of authorized shares of Class A common stock (the “Common Stock”) to cure the over-issuance of its Common Stock during 2010, the Company will adjourn the meeting in order to reconsider the advisability of proceeding with the annual meeting and the legal consequences of presenting the proposal to effect a reverse split of the Company’s Common Stock to the meeting.  In such event, the Company believes it will be unable to effect the proposed reverse split of the Common Stock without first curing the over-issuance by the increase in its authorized shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

Dated: May 6, 2011	By:	/s/ Li Xia Wang
Name: Li Xia Wang
Title: Chief Executive Officer